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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB into the Company's previously filed Registration Statement File No. 33-45462, No. 33-45463 and No. 33-85274.



ARTHUR ANDERSEN LLP


Los Angeles, California
June 22, 2000